UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2021

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

15245 Shady Grove Road, Suite 400, Rockville, MD (Address of Principal Executive Offices)	20850 (Zip Code)

(240)-308-8328
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On June 1, 2021, CEVA, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial 8-K”) to disclose the completion on May 31, 2021 of its previously announced acquisition of Intrinsix Corp., a Massachusetts corporation (“Intrinsix”), pursuant to the Agreement and Plan of Merger, dated as of May 9, 2021 (the “Merger Agreement”), by and among Intrinsix, the Company, Northstar Merger Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Shareholder Representative Services LLC, a Colorado limited liability company (“Sellers’ Representative”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Intrinsix (the “Merger”), with Intrinsix surviving the Merger and continuing as a wholly owned subsidiary of the Company.

This Form 8-K/A amends the Initial 8-K to include the historical audited financial statements of Intrinsix and the unaudited pro forma combined financial information required by Items 9.01(a) and 9.01(b) of Form 8-K, which were excluded from the Initial 8-K in reliance on the instructions to such items.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

The historical audited consolidated balance sheet of Intrinsix as of December 31, 2020, the related consolidated statements of operations and cash flows as of December 31, 2020, and the accompanying notes thereto, are filed herewith as Exhibit 99.1.

The historical unaudited balance sheet of Intrinsix as of March 31, 2021, the related statements of operations and cash flows for the three months ended March 31, 2021 and the accompanying notes thereto, are filed herewith as Exhibit 99.2.

(b) Pro Forma Financial Information

An unaudited pro forma condensed combined balance sheet of the combined company as of June 30, 2021 has not been presented as the Merger and related financing transactions have been fully reflected in the condensed consolidated balance sheet included in Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2021, filed with the SEC on August 9, 2021.

The unaudited pro forma condensed combined statement of operations of the combined company for the year ended December 31, 2020 and the six months ended June 30, 2021, and the accompanying notes thereto (collectively, the “Unaudited Pro Forma Financial Information”) are filed herewith as Exhibit 99.3. The Unaudited Pro Forma Financial Information gives effect to the Merger and related financing transactions as if they had occurred on January 1, 2020.

The Unaudited Pro Forma Condensed Combined Financial Information has been presented for informational purposes only, as required by Form 8-K. It is not intended to represent and does not purport to be indicative of what the combined company’s results of operations would have been had the Merger and related financing transactions occurred at an earlier date. In addition, the Unaudited Pro Forma Condensed Combined Financial Information does not purport to project the future financial condition and results of operations of the combined company. The actual results of the combined company may differ significantly from those reflected in the Unaudited Pro Forma Condensed Combined Financial Information.

(d) Exhibits.

23.1	Consent of AAFCPAs, Inc., independent registered public accounting firm of Intrinsix Corp.
99.1
Historical audited consolidated balance sheet of Intrinsix Corp. as of December 31, 2020, the related consolidated statements of operations and cash flows for the year ended December 31, 2020, and the accompanying notes thereto.

99.2
Historical unaudited consolidated balance sheet of Intrinsix Corp. as of March 31, 2021, the related consolidated statements of operations and cash flows for the three months ended March 31, 2021, and the accompanying notes thereto.

99.3	Unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2020 and the six months ended June 30, 2021, and the accompanying notes thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: August 9, 2021
By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer